Exhibit 99.1

FTC Solar Announces Third Quarter 2024 Financial Results

Third Quarter Highlights and Recent Developments

•
Third quarter revenue of $10.1 million, in-line with prior target
•
Industry veteran Yann Brandt joined as CEO
•
Announced 1GW tracker supply agreement with Dunlieh Energy
•
Announced multi-year agreement with Strata Clean Energy for 500mw, expandable to 1GW+
•
Provided incremental project detail on 1GW of projects with Sandhills Energy
•
Post quarter-end, received $4.7 million earn-out on prior investment
•
Entered into binding term sheet for $15 million promissory note to strengthen balance sheet

AUSTIN, Texas — November 12, 2024– FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, today announced financial results for the third quarter ending September 30, 2024, which were in line with the company's prior targets.

“I’m excited to have begun my tenure as CEO during the third quarter,” said Yann Brandt, President and Chief Executive Officer of FTC Solar. “As I take stock of our positioning at the 90-day mark, I believe the company is in an enviable position in many respects. This includes having a product portfolio that customers love, a business they appreciate working with, and a cost structure poised to enable strong margin growth and profitability. In addition, the company now has a compelling and expanded 1P product set that opens up the vast majority of the market that wasn’t available to the company in the past. The company is in a strong position as it relates to some of the most critical aspects of the business, and I can't wait to work alongside our team to scale our market share.”

“With a solid underlying foundation, we have also been pleased to announce some recent business wins, including a 500-megawatt, scalable supply agreement with industry leader Strata Clean Energy, a one-gigawatt plus agreement with new customer Dunlieh Energy, additional project detail on one-gigawatt worth of projects with Sandhills Energy, as well as new announcements today of a $15 million note placement and a $4.7 million earn out on a prior investment, both of which add incremental strength to our balance sheet.”

The company added $18 million in new purchase orders since August 8, 2024. The contracted portion of the company's backlog1 now stands at $513 million.

Summary Financial Performance: Q3 2024 compared to Q3 2023

	U.S. GAAP		Non-GAAP(b)
	Three months ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$10,136	$30,548	$10,136	$30,548
Gross margin percentage	(42.5%)	11.1%	(38.3%)	12.8%
Total operating expenses	$10,670	$19,656	$8,131	$13,222
Loss from operations(a)	$(14,976)	$(16,277)	$(12,174)	$(9,706)
Net loss	$(15,359)	$(16,937)	$(12,678)	$(10,008)
Diluted loss per share	$(0.12)	$(0.14)	$(0.10)	$(0.08)

(a)
Adjusted EBITDA for Non-GAAP
(b)
See below for reconciliation of Non-GAAP financial measures to the nearest comparable GAAP measures

Third Quarter Results

Total third-quarter revenue was $10.1 million, within our target range. This revenue level represents a decrease of 11.3% compared to the prior quarter and a decrease of 66.8% compared to the year-earlier quarter due to lower product volumes.

GAAP gross loss was $4.3 million, or 42.5% of revenue, compared to gross loss of $2.3 million, or 20.5% of revenue, in the prior quarter. Non-GAAP gross loss was $3.9 million or 38.3% of revenue. The result for this quarter compares to non-GAAP gross profit of $3.9 million in the prior-year period, with the difference driven primarily by the impact of lower current quarter revenues which were not sufficient to cover certain fixed indirect costs.

GAAP operating expenses were $10.7 million. On a non-GAAP basis, operating expenses were $8.1 million. This result compares to non-GAAP operating expenses of $13.2 million in the year-ago quarter.

GAAP net loss was $15.4 million or $0.12 per diluted share, compared to a loss of $12.2 million or $0.10 per diluted share in the prior quarter and a net loss of $16.9 million or $0.14 per diluted share in the year-ago quarter. Adjusted EBITDA loss, which excludes an approximate $3.2 million net loss from stock-based compensation expense and other non-cash items, was $12.2 million, compared to losses of $10.5 million(2) in the prior quarter and $9.7 million in the year-ago quarter.

Subsequent Events

Subsequent to the end of the third quarter, the company received a $4.7 million cash earn-out relating to the company’s prior investment in Dimension Energy, a community solar developer in which the company invested $4 million in 2018. FTC Solar sold its stake in 2021 for $22 million and remained eligible to receive earn-out payments based on Dimension achieving certain performance milestones. To-date, FTC has received more than $9 million in earn-out payments and is eligible to receive up to an additional $5 million based on performance through the end of 2024.

The company also announced today that on November 8, 2024, the company entered into a binding term sheet with an institutional investor (the “Investor”) to issue to the Investor, in a private placement, senior secured promissory notes (the “Notes”) in an aggregate principal amount of fifteen million dollars ($15,000,000) and common stock purchase warrants (the “Warrants”) to purchase 17,500,000 shares of our common stock.

The Notes will bear interest at a rate of 11% per annum if payable in cash or, at our option, 13% per annum if paid-in-kind and will mature five (5) years from the date of issuance. The Warrants are immediately exercisable at an exercise price of $0.01 per share, subject to certain customary adjustments to be set forth in the definitive documentation, and will expire ten (10) years from the date of issuance. We have also agreed that the Investor shall be entitled to nominate one (1) person for election to our board of directors at our annual stockholder meeting. The issuance of the Notes and Warrants will be subject to customary closing conditions and the preparation and negotiation of definitive documents. We currently expect that the issuance of the Notes and Warrants will occur on or prior to November 30, 2024.

Outlook

For the fourth quarter, we expect revenue to be approximately flat to up 39% relative to the third quarter.

(in millions)	3Q'24 Guidance	3Q'24 Actual	4Q'24 Guidance(3)
Revenue	$9.0 – $11.0	$10.1	$10.0 – $14.0
Non-GAAP Gross Profit (Loss)	$(4.3) – $(1.5)	$(3.9)	$(4.2) – $(1.5)
Non-GAAP Gross Margin	(47.8%) – (13.5%)	(38.3%)	(42.2%) – (10.7%)
Non-GAAP operating expenses	$9.3 – $10.0	$8.1	$8.2 – $9.0
Non-GAAP adjusted EBITDA	$(14.7) – $(11.0)	$(12.2)	$(13.7) – $(9.9)

Looking ahead to 2025, for the first quarter we expect continued improvement in revenue, margin and adjusted EBITDA. We remain confident we will achieve adjusted EBITDA breakeven on a quarterly basis in 2025.

Third Quarter 2024 Earnings Conference Call

FTC Solar’s senior management will host a conference call for members of the investment community at 8:30 a.m. E.T. today, during which the company will discuss its third quarter results, its outlook and other business items. This call will be webcast and can be accessed within the Investor Relations section of FTC Solar's website at https://investor.ftcsolar.com. A replay of the conference call will also be available on the website for 30 days following the webcast.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a global provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Footnotes

1. The term ‘backlog’ or ‘contracted and awarded’ refers to the combination of our executed contracts (contracted) and awarded orders (awarded), which are orders that have been documented and signed through a contract, where we are in the process of documenting a contract but for which a contract has not yet been signed, or that have been awarded in writing or verbally with a mutual understanding that the order will be contracted in the future. In the case of certain projects, including those that are scheduled for delivery on later dates, we have not locked in binding pricing with customers, and we instead use estimated average selling price to calculate the revenue included in our contracted and awarded orders for such projects. Actual revenue for these projects could differ once contracts with binding pricing are executed, and there is also a risk that a contract may never be executed for an awarded but uncontracted project, or that a contract may be executed for an awarded but uncontracted project at a date that is later than anticipated, or that a contract once executed may be subsequently amended, supplemented, rescinded, cancelled or breached, including in a manner that impacts the timing and amounts of payments due thereunder, thus reducing anticipated revenues. Please refer to our SEC filings, including our Form 10-K, for more information on our contracted and awarded orders, including risk factors.

2. A reconciliation of prior quarter Non-GAAP financial measures to the nearest comparable GAAP measures may be found in Exhibit 99.1 of our Form 8-K filed on August 8, 2024.

3. We do not provide a quantitative reconciliation of our forward-looking non-GAAP guidance measures to the most directly comparable GAAP financial measures because certain information needed to reconcile those measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures as a result of changes in project schedules by our customers that may occur, which are outside of our control, and the impact, if any, of credit loss provisions, asset impairment charges, restructuring or changes in the timing and level of indirect or overhead spending, as well as other matters, that could occur which could significantly impact the related GAAP financial measures.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

# # #

FTC Solar, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except shares and per share data)	2024	2023	2024	2023
Revenue:
Product	$7,411	$27,274	$27,092	$80,927
Service	2,725	3,274	7,061	22,874
Total revenue	10,136	30,548	34,153	103,801
Cost of revenue:
Product	11,798	22,775	34,632	73,694
Service	2,644	4,394	8,278	22,492
Total cost of revenue	14,442	27,169	42,910	96,186
Gross profit (loss)	(4,306)	3,379	(8,757)	7,615
Operating expenses
Research and development	1,467	1,921	4,441	5,716
Selling and marketing	2,406	6,324	6,830	9,887
General and administrative	6,797	11,411	19,374	31,053
Total operating expenses	10,670	19,656	30,645	46,656
Loss from operations	(14,976)	(16,277)	(39,402)	(39,041)
Interest income (expense), net	24	(108)	(111)	(194)
Gain from disposal of investment in unconsolidated subsidiary	—	—	4,085	898
Other income (expense), net	93	(50)	122	(265)
Loss from unconsolidated subsidiary	(256)	(336)	(767)	(336)
Loss before income taxes	(15,115)	(16,771)	(36,073)	(38,938)
Provision for income taxes	(244)	(166)	(298)	(175)
Net loss	(15,359)	(16,937)	(36,371)	(39,113)
Other comprehensive income (loss):
Foreign currency translation adjustments	207	(38)	62	(451)
Comprehensive loss	$(15,152)	$(16,975)	$(36,309)	$(39,564)
Net loss per share:
Basic and diluted	$(0.12)	$(0.14)	$(0.29)	$(0.35)
Weighted-average common shares outstanding:
Basic and diluted	127,380,292	119,793,821	126,234,997	112,794,562

FTC Solar, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except shares and per share data)	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$8,255	$25,235
Accounts receivable, net	37,345	65,279
Inventories	15,124	3,905
Prepaid and other current assets	15,502	14,089
Total current assets	76,226	108,508
Operating lease right-of-use assets	1,720	1,819
Property and equipment, net	2,409	1,823
Intangible assets, net	137	542
Goodwill	7,421	7,353
Equity method investment	1,273	240
Other assets	2,507	2,785
Total assets	$91,693	$123,070
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$18,742	$7,979
Accrued expenses	23,965	34,848
Income taxes payable	333	88
Deferred revenue	4,444	3,612
Other current liabilities	9,862	8,138
Total current liabilities	57,346	54,665
Operating lease liability, net of current portion	883	1,124
Other non-current liabilities	3,056	4,810
Total liabilities	61,285	60,599
Commitments and contingencies
Stockholders’ equity
Preferred stock par value of $0.0001 per share, 10,000,000 shares authorized; none issued as of September 30, 2024 and December 31, 2023	—	—
Common stock par value of $0.0001 per share, 850,000,000 shares authorized; 127,723,582 and 125,445,325 shares issued and outstanding as of September 30, 2024 and December 31, 2023	13	13
Treasury stock, at cost; 10,762,566 shares as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	366,132	361,886
Accumulated other comprehensive loss	(231)	(293)
Accumulated deficit	(335,506)	(299,135)
Total stockholders’ equity	30,408	62,471
Total liabilities and stockholders’ equity	$91,693	$123,070

FTC Solar, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine months ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(36,371)	$(39,113)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	4,243	9,044
Depreciation and amortization	1,229	1,004
(Gain) loss from sale of property and equipment	—	(2)
Amortization of debt issue costs	236	532
Provision for obsolete and slow-moving inventory	177	1,261
Loss from unconsolidated subsidiary	767	336
Gain from disposal of investment in unconsolidated subsidiary	(4,085)	(898)
Warranty and remediation provisions	4,735	3,938
Warranty recoverable from manufacturer	388	45
Credit loss provisions	1,330	4,302
Deferred income taxes	220	221
Lease expense and other	861	748
Impact on cash from changes in operating assets and liabilities:
Accounts receivable	26,604	(26,625)
Inventories	(11,396)	9,033
Prepaid and other current assets	(1,403)	(3,122)
Other assets	(514)	67
Accounts payable	10,622	(6,160)
Accruals and other current liabilities	(13,502)	5,491
Deferred revenue	832	(138)
Other non-current liabilities	(2,013)	(5,740)
Lease payments and other, net	(968)	(607)
Net cash used in operations	(18,008)	(46,383)
Cash flows from investing activities:
Purchases of property and equipment	(1,355)	(460)
Equity method investment in Alpha Steel	(1,800)	(900)
Proceeds from disposal of investment in unconsolidated subsidiary	4,085	898
Net cash provided by (used in) investing activities	930	(462)
Cash flows from financing activities:
Sale of common stock	—	34,007
Stock offering costs paid	—	(95)
Proceeds from stock option exercises	3	221
Net cash provided by financing activities	3	34,133
Effect of exchange rate changes on cash and cash equivalents	95	(153)
Decrease in cash and cash equivalents	(16,980)	(12,865)
Cash and cash equivalents at beginning of period	25,235	44,385
Cash and cash equivalents at end of period	$8,255	$31,520

Notes to Reconciliations of Non-GAAP Financial Measures to Nearest Comparable GAAP Measures

We present Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS as supplemental measures of our performance. We define Adjusted EBITDA as net loss plus (i) provision for (benefit from) income taxes, (ii) interest (income) expense, net (iii) depreciation expense, (iv) amortization of intangibles, (v) stock-based compensation, and (vi) CEO transition costs, non-routine legal fees, severance and certain other costs (credits). We also deduct the contingent gains arising from earnout payments and project escrow releases relating to the disposal of our investment in an unconsolidated subsidiary from net loss in arriving at Adjusted EBITDA. We define Adjusted Net Loss as net loss plus (i) amortization of debt issue costs and intangibles, (ii) stock-based compensation, (iii) CEO transition costs, non-routine legal fees, severance and certain other costs (credits), and (iv) the income tax expense (benefit) of those adjustments, if any. We also deduct the contingent gains arising from earnout payments and project escrow releases relating to the disposal of our investment in an unconsolidated subsidiary from net loss in arriving at Adjusted Net Loss. Adjusted EPS is defined as Adjusted Net Loss on a per share basis using our weighted average diluted shares outstanding.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). We present these non-GAAP measures, many of which are commonly used by investors and analysts, because we believe they assist those investors and analysts in comparing our performance across reporting periods on an ongoing basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS to evaluate the effectiveness of our business strategies.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, and you should not rely on any single financial measure to evaluate our business. These Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure as disclosed below.

The following table reconciles Non-GAAP gross profit (loss) to the most closely related GAAP measure for the three and nine months ended September 30, 2024 and 2023, respectively:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
U.S. GAAP revenue	$10,136	$30,548	$34,153	$103,801
U.S. GAAP gross profit (loss)	$(4,306)	$3,379	$(8,757)	$7,615
Depreciation expense	183	90	534	339
Stock-based compensation	243	181	699	1,313
Severance costs	—	252	—	252
Non-GAAP gross profit (loss)	$(3,880)	$3,902	$(7,524)	$9,519
Non-GAAP gross margin percentage	(38.3%)	12.8%	(22.0%)	9.2%

The following table reconciles Non-GAAP operating expenses to the most closely related GAAP measure for the three and nine months ended September 30, 2024 and 2023, respectively:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
U.S. GAAP operating expenses	$10,670	$19,656	$30,645	$46,656
Depreciation expense	(101)	(115)	(294)	(256)
Amortization expense	(133)	(133)	(401)	(409)
Stock-based compensation	(1,076)	(1,011)	(3,544)	(7,731)
CEO transition	(1,229)	—	(1,229)	—
Non-routine legal fees	—	(98)	(66)	(181)
Severance costs	—	(1,836)	—	(1,823)
Other (costs) credits	—	(3,241)	—	(3,241)
Non-GAAP operating expenses	$8,131	$13,222	$25,111	$33,015

The following table reconciles Non-GAAP Adjusted EBITDA to the related GAAP measure of loss from operations for the three and nine months ended September 30, 2024 and 2023, respectively:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
U.S. GAAP loss from operations	$(14,976)	$(16,277)	$(39,402)	$(39,041)
Depreciation expense	284	205	828	595
Amortization expense	133	133	401	409
Stock-based compensation	1,319	1,192	4,243	9,044
CEO transition	1,229	—	1,229	—
Non-routine legal fees	—	98	66	181
Severance costs	—	2,088	—	2,075
Other costs	—	3,241	—	3,241
Other income (expense), net	93	(50)	122	(265)
Loss from unconsolidated subsidiary	(256)	(336)	(767)	(336)
Adjusted EBITDA	$(12,174)	$(9,706)	$(33,280)	$(24,097)

The following table reconciles Non-GAAP Adjusted EBITDA and Adjusted Net Loss to the related GAAP measure of net loss for the three months ended September 30, 2024 and 2023, respectively:

	Three months ended September 30,
	2024		2023
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per U.S. GAAP	$(15,359)	$(15,359)	$(16,937)	$(16,937)
Reconciling items -
Provision for (benefit from) income taxes	244	—	166	—
Interest (income) expense, net	(24)	—	108	—
Amortization of debt issue costs in interest expense	—	—	—	177
Depreciation expense	284	—	205	—
Amortization of intangibles	133	133	133	133
Stock-based compensation	1,319	1,319	1,192	1,192
CEO transition(a)	1,229	1,229	—	—
Non-routine legal fees(b)	—	—	98	98
Severance costs(c)	—	—	2,088	2,088
Other costs(d)	—	—	3,241	3,241
Adjusted Non-GAAP amounts	$(12,174)	$(12,678)	$(9,706)	$(10,008)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic and diluted	N/A	$(0.10)	N/A	$(0.08)

Weighted-average common shares outstanding:
Basic and diluted	N/A	127,380,292	N/A	119,793,821

(a)

We incurred one-time incremental recruitment fees in connection with hiring a new CEO in August 2024. In addition, we agreed to upfront and incremental sign-on bonuses (collectively, the "sign-on bonuses"), a portion of which will be paid to our CEO in 2024, with clawback provisions over the next two years, and a portion of which will be paid annually over the next two years, all contingent upon continued employment. These sign-on bonuses will be expensed over the next two years, ending on October 1, 2026, to reflect the required service periods. We do not view these sign-on bonuses as being part of the normal on-going compensation arrangements for our CEO.

(b)	Non-routine legal fees represent legal fees and other costs incurred for specific matters that were not ordinary or routine to the operations of the business.
(c)	Severance costs in 2023 were due to restructuring changes.
(d)	Other costs in 2023 included the write-down of remaining prepaid costs resulting from the termination of our consulting agreement with a related party.

The following table reconciles Non-GAAP Adjusted EBITDA and Adjusted Net Loss to the related GAAP measure of net loss for the nine months ended September 30, 2024 and 2023, respectively:

	Nine months ended September 30,
	2024		2023
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per U.S. GAAP	$(36,371)	$(36,371)	$(39,113)	$(39,113)
Reconciling items -
Provision for (benefit from) income taxes	298	—	175	—
Interest expense, net	111	—	194	—
Amortization of debt issue costs in interest expense	—	236	—	532
Depreciation expense	828	—	595	—
Amortization of intangibles	401	401	409	409
Stock-based compensation	4,243	4,243	9,044	9,044
Gain from disposal of investment in unconsolidated subsidiary(a)	(4,085)	(4,085)	(898)	(898)
CEO transition(b)	1,229	1,229	—	—
Non-routine legal fees(c)	66	66	181	181
Severance costs(d)	—	—	2,075	2,075
Other costs(e)	—	—	3,241	3,241
Adjusted Non-GAAP amounts	$(33,280)	$(34,281)	$(24,097)	$(24,529)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic and diluted	N/A	$(0.27)	N/A	$(0.22)

Weighted-average common shares outstanding:
Basic and diluted	N/A	126,234,997	N/A	112,794,562

(a)

We exclude the gain from collection of contingent contractual amounts arising from the sale in 2021 of our investment in an unconsolidated subsidiary as these amounts are not considered part of our normal ongoing operations.

(b)

We incurred one-time incremental recruitment fees in connection with hiring a new CEO in August 2024. In addition, we agreed to upfront and incremental sign-on bonuses (collectively, the "sign-on bonuses"), a portion of which will be paid to our CEO in 2024, with clawback provisions over the next two years, and a portion of which will be paid annually over the next two years, all contingent upon continued employment. These sign-on bonuses will be expensed over the next two years, ending on October 1, 2026, to reflect the required service periods. We do not view these sign-on bonuses as being part of the normal on-going compensation arrangements for our CEO.

(c)	Non-routine legal fees represent legal fees and other costs incurred for specific matters that were not ordinary or routine to the operations of the business.
(d)	Severance costs in 2023 were due to restructuring changes.
(e)	Other costs in 2023 included the write-off of remaining prepaid costs resulting from the termination of our consulting agreement with a related party.